Exhibit 99.1

Unilife Corporation Provides Business Update

YORK, PA, November 2, 2016 / PR Newswire/ — As previously announced, Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) management is hosting a conference call to provide an operational and financial update today at 4:30 p.m. EDT (7:30 a.m. AEDT on Wednesday, November 3, 2016).

John Ryan, Unilife’s President and Chief Executive Officer, commented, “Our team is focused on customer requirements and program execution, as well as on continuing to innovate our industry-leading wearable injector technology. We are committed to running a more efficient operation and expect a significant decrease in our operating expenses in fiscal 2017.”

Financial Results for the Fourth Quarter of 2016 and for Fiscal Year 2016

Revenue for the fourth quarter of fiscal 2016 and for fiscal year 2016 was $6.3 million and $14.8 million, respectively, compared to $3.5 million and $13.2 million, respectively, in the fourth quarter of fiscal 2015 and for fiscal year 2015.

Research and development (R&D) expense for the fourth quarter of fiscal 2016 and for fiscal year 2016 was $7.4 million and $43.2 million, respectively, compared to $17.0 million and $52.5 million in the respective prior periods. Selling, general, and administrative (SG&A) expense for the fourth quarter of fiscal 2016 and for fiscal year 2016 was $7.6 million and $43.2 million, compared to $9.4 million and $36.2 million, respectively, in the fourth quarter of fiscal 2015 and for fiscal year 2015. SG&A expense in fiscal year 2016 includes approximately $5.8 million of severance-related expense, of which approximately $3.6 million was share-based compensation, related to the departure of the Company’s former Chief Executive Officer and former Chief Operating Officer, and $5.0 million of cost related to the strategic review process.

R&D expense for the fourth quarter of fiscal 2016 and for fiscal year 2016 included $0.6 million and $4.6 million of share based compensation expense, respectively, compared to $1.5 million and $3.7 million in the respective prior periods. SG&A expense for the fourth quarter of fiscal 2016 and for fiscal 2016 included $0.7 million and $9.3 million of share based compensation, respectively, compared to $2.4 million and $8.0 million in the respective prior periods.

The Company’s net loss for the fourth quarter of fiscal 2016 and for fiscal 2016 was $7.7 million and $100.8 million, or $0.47 per share and $7.04 per share, respectively, compared to a net loss of $26.1 million and $90.8 million, or $2.16 per share and $8.10 per share, respectively, for the fourth quarter of fiscal 2015 and for fiscal 2015. The fiscal year 2016 net loss includes a primarily non-cash asset impairment charge of approximately $26.6 million related to certain of the Company’s non-wearable injector equipment.

Unilife had $21.1 million in total cash and cash equivalents, including restricted cash of $2.4 million, as of June 30, 2016.

Conference Call Information

Management has scheduled a conference call for 4:30 p.m. EDT on Wednesday, November 2, 2016 (Thursday, November 3, 2016 at 7:30 a.m. AEDT) to review the Company’s financial results and future outlook. The conference call will be broadcast over the Internet as a “live” listen-only webcast. An archive of the webcast will be available for 30 days after the call. To listen, go to: http://ir.unilife.com/events.cfm.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife has a portfolio of innovative, differentiated products with a primary focus on wearable injectors. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, visit www.unilife.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission (“SEC”) on October 24, 2016 and those described from time to time in other reports which we file with the SEC.

General: UNIS-G

Investor Contact (US):

Jeremy Feffer

Unilife Corporation

+1-717-384-3450

investors@unilife.com

Investor Contact (Australia):

Jeff Carter

Unilife Corporation

+61 2 8346 6500

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

	June 30, 2016	June 30, 2015
	(in thousands, except share data)
Assets
Current Assets:
Cash and cash equivalents	$18,702	$12,303
Restricted cash	2,400	2,400
Restricted cash — related party	—	2,264
Accounts receivable	374	1,530
Inventories	89	151
Prepaid expenses and other current assets	1,645	656

Total current assets	23,210	19,304
Property, plant and equipment, net	54,773	66,148
Goodwill	9,423	9,685
Other assets	255	276

Total assets	$87,661	$95,413

Liabilities and Stockholders’ Deficit
Current Liabilities:
Accounts payable	$2,662	$4,042
Due to related party	—	2,264
Accrued expenses	13,710	5,074
Current portion of long-term debt	669	775
Deferred revenue	1,660	4,942

Total current liabilities	18,701	17,097
Long-term debt, less current portion	104,445	78,680
Warrant Liability	3,351	—
Derivative Liability	347	—
Deferred revenue	47,550	17,550

Total liabilities	174,394	113,327

Stockholders’ Deficit:
Redeemable convertible preferred stock, Series A — subject to redemption, $0.01 par value, 790 and 0 shares authorized, 0 and 0 shares issued, and 0 and 0 shares outstanding as of June 30, 2016 and June 30, 2015, respectively	—	—
Preferred stock, $0.01 par value, 50,000,000 shares authorized as of June 30, 2016; none issued or outstanding as of June 30, 2016 and June 30, 2015	—	—
Common stock, $0.01 par value, 350,000,000 shares authorized as of June 30, 2016; 17,488,032 and 13,197,616 shares issued, and 17,411,651 and 13,194,749 shares outstanding as of June 30, 2016 and June 30, 2015, respectively	175	132
Additional paid-in-capital	398,862	366,005
Accumulated deficit	(485,363)	(384,580)
Accumulated other comprehensive income	380	669
Treasury stock, at cost, 76,381 and 2,867 shares as of June 30, 2016 and June 30, 2015, respectively	(787)	(140)

Total stockholders’ deficit	(86,733)	(17,914)

Total liabilities and stockholders’ deficit	$87,661	$95,413

UNILIFE CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

	Three Months Ended June 30,		Twelve Months Ended June 30,
	(unaudited)
	2016	2015	2016	2015
	(in thousands, except per share data)
Revenue	6,333	$3,454	$14,841	$13,158
Operating expenses:
Research and development	7,400	16,989	43,191	52,487
Selling, general and administrative	7,575	9,413	43,196	36,176
Asset impairment charge	—	—	26,580	—
Depreciation and amortization	966	1,386	5,491	4,923

Total operating expenses	15,941	27,788	118,458	93,586

Operating loss	(9,608)	(24,334)	(103,617)	(80,428)
Interest expense	3,962	1,658	10,187	6,368
Change in fair value of financial instruments	(5,547)	326	(9,899)	4,279
Gain on extinguishment of debt	—	—	(2,881)	—
Other income, net	(306)	(223)	(241)	(226)

Net loss	$(7,717)	$(26,095)	$(100,783)	$(90,849)

Net loss per share:
Basic and diluted net loss per share	$(0.47)	$(2.16)	$(7.04)	$(8.10)